SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GENERAL HOUSEWARES

          GAMCO INVESTORS, INC.
                                10/21/99          356,600-           28.7500
                                10/21/99            1,000-           28.7500
                                10/18/99            1,000-           28.5625
                                10/14/99            1,000-           28.4375
                                10/13/99              300-           28.4375
          GABELLI ASSOCIATES LTD
                                10/21/99            2,000-           28.7500
          GABELLI ADVISERS
                                10/21/99            2,000-           28.7500
          GABELLI FUNDS, LLC.
               THE GABELLI SMALL CAP GROWTH FUND
                                10/21/99           55,000-           28.7500
               THE GABELLI CAPITAL ASSET FUND
                                10/18/99           20,000-           28.5115
                                10/13/99            7,000-           28.3866
















          (1) THE DISPOSITIONS ON 10/21/99 WERE IN CONNECTION WITH THE
              MERGER DESCRIBED IN ITEM 5(A) OF THIS AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.